                                                                    Exhibit 10.6


                              EMPLOYMENT AGREEMENT

                                     BETWEEN

                                  ANACOMP, INC.

                                   ("ANACOMP")

                             with offices located at

                           11550 North Meridian Street

                                    Suite 600

                              Carmel, Indiana 46032

                                       and

                             DR. FREDERICK F. GEYER
                     --------------------------------------
                                  ("EMPLOYEE")

                                         Date of Agreement:    December 15, 1997

                               Effective Date of Agreement:    January 5, 1998

                           Date of Expiration of Agreement:    January 4, 2000

                                                                     RECEIVED
                                                                   DEC 22 1997
                                                                 HUMAN RESOURCES

                              EMPLOYMENT AGREEMENT

      This Agreement is entered into between ANACOMP, INC. or any of its subsidiaries or affiliates (herein referred to as "ANACOMP") and EMPLOYEE. The full identification of each party, date of Agreement, effective date of Agreement, and date of expiration of Agreement are all included on the cover sheet immediately preceding this page which is incorporated herein by this reference. The following conditions and terms shall apply:

                                   SECTION I

                         Merger of All Prior Agreements

      1.1 Merger. This Agreement and the letter agreement dated November 5, 1997 between the parties shall supersede and terminate all prior employment contracts and agreements between EMPLOYEE and ANACOMP. In the event of any conflict between this Agreement and such letter agreement, the terms of this Agreement shall govern.

                                   SECTION II

                   Scope and Term of Employment, Compensation

      2.1 Scope of Employment. ANACOMP and EMPLOYEE mutually agree that Addendum I, attached hereto and incorporated herein by this reference, is intended to define the scope of employment, base salary, and incentive compensation.

      2.2 Employment Term. Subject always to termination provisions as provided elsewhere in this Agreement, the term of this Agreement shall begin on the Effective Date of Agreement and shall terminate on the Date of Expiration of Agreement, both as shown on the cover sheet. Unless otherwise terminated as provided elsewhere herein, this Agreement shall automatically renew after expiration date on an annual basis unless either party gives the other party thirty (30) days prior written notice requesting that said Agreement not be renewed. If this Agreement is not renewed and EMPLOYEE continues working beyond Termination Date at the request of ANACOMP, said employment shall be on a month-to-month basis. If, at the expiration of the original two-year term or any renewal term, ANACOMP declines to renew this Agreement and does not request that EMPLOYEE continue working, of if ANACOMP terminates the month-to-month employment basis described in the previous sentence, EMPLOYEE shall be entitled to all benefits due him under this Agreement and not previously paid, a severance payment equal to EMPLOYEE's prior twelve months' salary, payable in a lump sum or biweekly at EMPLOYEE's option, health benefits until other employment is secured or for twelve months, whichever is sooner, and the immediate vesting of all of EMPLOYEE's existing already awarded options to acquire ANACOMP common stock. If, on the other hand, EMPLOYEE elects not to renew the Agreement, EMPLOYEE shall only be entitled to all benefits due him under the Agreement through the end of the then term of the Agreement.

      2.3 Compensation. Compensation is confidential and is to be discussed only with the officers of ANACOMP, as required.

                                  SECTION III

                                Fringe Benefits

      3.1 Benefits. In addition to the regular compensation, EMPLOYEE shall be entitled to the normally available employee fringe benefits including regular holidays, vacations and health insurance. ANACOMP, however, reserves the right to change or alter these fringe benefits from time to time with the understanding that the EMPLOYEE will be treated on an equal basis with other employees of similar status.

                                   SECTION IV

                             Insurance on Employee

      4.1 Insurance. EMPLOYEE agrees that ANACOMP may, at its option and expense, obtain life insurance on the life of the EMPLOYEE and the ownership of all such policies and the proceeds therefrom shall be the sole property of ANACOMP. EMPLOYEE agrees to undergo a routine physical examination for insurance purposes within fifteen (15) days upon the request and at the expense of ANACOMP.

                                   SECTION V

                                   Relocation

      5.1 Relocation. EMPLOYEE agrees that it is a condition of his employment that he relocate to Poway, California as soon as possible. He further agrees that such relocation will not trigger a termination of this Agreement nor a right to receive the Severance Allowance pursuant to Section 6.4.2 hereof. For the purpose of this Agreement, "relocate to Poway" shall mean that EMPLOYEE normally lives in the vicinity of Poway such that he can attend ANACOMP's office located in Poway on a regular daily basis.

                                   SECTION VI

                                   Termination

      6.1 Compensation and Benefits Upon Termination. This Agreement may be terminated prior to the expiration of the initial term or any renewal term by any of the following events:

      (a) mutual written agreement expressed in a single document signed by both ANACOMP and EMPLOYEE;

      (b) voluntary written resignation by EMPLOYEE given to ANACOMP ninety (90) days prior to the date of resignation;

      (c) death of EMPLOYEE;

      (d) written notice of termination by ANACOMP without cause as defined in
Section 6.2;

      (e) written notice of termination by ANACOMP with cause as defined in
Section 6.3; or

      (f) the occurrence of any of the events specified in Section 6.4.1, which EMPLOYEE elects to treat as a termination.

      Upon termination for any of the foregoing reasons, EMPLOYEE shall continue to render his services and shall be paid his regular compensation and benefits up to the date of termination. If this Agreement is terminated under Sections 6.1(b), 6.1(c) or 6.1(e), no Severance Allowance (as defined below) shall be paid to EMPLOYEE (except, with respect to any termination pursuant to Section 6.1(e), as otherwise provided in Section 6.3). If this Agreement is terminated under Sections 6.1(a), 6.1(d) or 6.1(f), then ANACOMP shall pay to EMPLOYEE a severance allowance equal to the EMPLOYEE's prior twelve months cash compensation, payable in a lump sum or biweekly at EMPLOYEE's option, health benefits until other employment is secured or for twelve months, whichever is sooner, and all of EMPLOYEE's existing already awarded options to acquire ANACOMP common stock shall immediately vest (collectively, the "Severance Allowance"). This Severance Allowance is in addition to the regular compensation and benefits which EMPLOYEE shall receive up to the date of termination. In the event of such termination, this Agreement shall be deemed terminated for all purposes except to the extent otherwise herein provided.

      6.2 Termination Without Cause. If ANACOMP concludes that EMPLOYEE's services are no longer required, this Agreement may be terminated without cause by giving EMPLOYEE written notice thereof. The noninsurability of EMPLOYEE, either present or future, does not constitute grounds for termination under this or any other section of the Agreement. If EMPLOYEE is terminated under this section, ANACOMP shall pay EMPLOYEE the compensation, benefits and Severance Allowance provided in Section 6.1 above.

      6.3 Termination With Cause.

            6.3.1 ANACOMP may immediately terminate this Agreement at any time with cause upon written notice to the EMPLOYEE specifying the cause and effective date of termination. As used in this section, "cause" shall mean only the following:

            (i) Inability of EMPLOYEE, as determined by ANACOMP, to perform EMPLOYEE's assigned duties on a fulltime basis for any continuous period of one hundred twenty (120) days or a total of one hundred eighty (180) days in any twelve (12) month period, which period shall commence on the initial date of this Agreement and every anniversary thereafter.

            (ii) The willful and continued failure by EMPLOYEE substantially to perform his duties and obligations, including the continued failure to meet business goals, or the willful engagement by EMPLOYEE in misconduct which is materially injurious to ANACOMP, monetarily or otherwise. For purposes of this subsection, no act or failure to act on EMPLOYEE's part shall be considered "willful" unless done or omitted to be done by EMPLOYEE in bad faith and without reasonable belief that his action or omission was in the best interests of ANACOMP.

            (iii) The failure of EMPLOYEE to relocate permanently to Poway, California.

            6.3.2 Employee agrees that in the event written notice of termination is given under this Section 6.3, the EMPLOYEE agrees to treat the contents of said notice as privileged and EMPLOYEE shall have no action against ANACOMP or any of its officers, agents or employees due to the contents of said notice unless the contents are intentionally false and malicious. If EMPLOYEE is terminated under this Section 6.3, he shall receive no Severance Allowance at the time of such termination. If EMPLOYEE is given notice of termination under this Section 6.3 and it is later established that no "cause" existed, EMPLOYEE shall be entitled to all compensation, benefits and allowances due him for the period following such alleged termination and through the date of such determination and shall be entitled to the Severance Allowance, plus legal interest from the date of termination and all reasonable attorneys' fees incurred by EMPLOYEE in contesting the notice of termination.

      6.4 Demotion, Transfer or Reduction in Compensation, Merger, Transfer of Assets, Change in Control or Business Discontinuation.

            6.4.1 Demotion, Transfer, or Reduction in Compensation. If any of the following takes place:

      (1) EMPLOYEE is demoted, including for these purposes (i) any material change in the title or duties described in Addendum I hereto, or (ii) any significant reduction or change by ANACOMP in the functions, duties or responsibilities of EMPLOYEE under this Agreement,

      (2) a transfer of EMPLOYEE to another location, other than Poway or San Diego, California, or

      (3) any reduction in annual base salary (but not including a reduction in the incentive bonus received by EMPLOYEE resulting from his or ANACOMP's performance under any of the bonus plans discussed in Addendum II hereof),

EMPLOYEE may, in his sole discretion, elect to treat any such occurrence as a termination of this Agreement by giving written notice of such election to ANACOMP, entitling EMPLOYEE to payment of the compensation, benefits and Severance Allowance provided in Section 6.1 above. In the event ANACOMP disputes any election made by EMPLOYEE pursuant to this Section 6.4.1, ANACOMP shall notify EMPLOYEE in writing of such dispute within ten (10) days of receiving EMPLOYEE's written election and both parties shall proceed to negotiate a resolution of such dispute in good faith. If ANACOMP does not so notify EMPLOYEE within the ten (10) day period, ANACOMP shall be deemed to have accepted EMPLOYEE's election and shall pay all compensation, benefits and Severance Allowance provided in Section 6.1 above.

            6.4.2 Merger, Transfer of Assets, Change in Control or Business Discontinuation. In the event of any:

            (a) merger or consolidation where ANACOMP is not the consolidated or surviving company and the surviving or resulting company does not expressly agree to be bound by and have the benefits of the provisions of this Agreement, or

            (b) transfer of all or substantially all of the assets of ANACOMP and the transferee of ANACOMP's assets does not expressly agree to be bound by and have the benefits of the provisions of this Agreement, or

            (c) change in control of ANACOMP of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 as in effect on the day thereof (the "Exchange Act"), provided that, without limitation, such a change in control shall be deemed to have occurred if: (i) any person or persons acting in concert (as such term is used in Section 13(d) and 14(d)(2) of the Exchange
Act) is or becomes the beneficial holder directly or indirectly of securities of ANACOMP representing 25% or more of the combined voting power of ANACOMP's then outstanding securities; (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority thereof, unless the election or nomination for election by ANACOMP's shareholders of each new director was approved by a vote of at least 2/3 of the directors who were directors at the beginning of such period; or (iii) transfer of all or substantially all of the stock of ANACOMP and the transferee of ANACOMP's stock does not expressly agree to be bound by and have the benefits of the provisions of this Agreement, or

            (d) discontinuation of the business by ANACOMP,

then, in such event, EMPLOYEE shall remain subject to and have no greater rights that he would otherwise be entitled to receive under Sections 6.1, 6.2, 6.3 and
6.4.1 hereof.

      6.5 Return of Company Property. EMPLOYEE agrees to return all property of ANACOMP, including but not limited to, details of equipment, prices, specifications, programs, customer and prospective customer lists and any other proprietary data or objects acquired through the EMPLOYEE's employment with ANACOMP, within seven (7) days after termination of employment, regardless of the reason therefor.

      6.6 Waiver of Claims. All Severance Allowance payments made by ANACOMP to EMPLOYEE pursuant to Section II hereof or this Section VI shall be in full and complete payment of any and all claims that EMPLOYEE may have against ANACOMP regarding his employment or the termination thereof, and EMPLOYEE hereby expressly waives all rights that he may have to any other payments or to bring any other claims based upon his employment or the termination thereof. Except for the qualification with respect to employee benefits described in Section II above, all Severance Allowance payments due from ANACOMP to EMPLOYEE under this Agreement are absolute, and shall not be diminished or otherwise affected by virtue of EMPLOYEE's securing alternative employment. At the time he receives his Severance Allowance, EMPLOYEE agrees that he will execute a release agreement in favor of ANACOMP.

                                  SECTION VII

                    Restrictive Covenant and Non-Competition
                            Confidential Information

      7.1 Non-Competition. EMPLOYEE and ANACOMP shall enter into the "Confidentiality, Non-Competition and Non-Disclosure Agreement" attached hereto as Addendum III. In the event of any conflict between the terms of this Agreement and such Non-Disclosure Agreement, this Agreement shall govern. If EMPLOYEE violates such Non-Disclosure Agreement, ANACOMP shall have the right to stop all termination payments due under Sections II and/or VI hereof, which have not yet been fully paid to EMPLOYEE. EMPLOYEE agrees that, upon his relocation to Poway, California, he will, upon request by ANACOMP, execute a revised Non-Disclosure Agreement that will comply with the laws of the State of California.

      The provisions of this Section shall not prevent EMPLOYEE from complying with the terms of this Agreement with ANACOMP nor from owning any shares of stock of any competitor of ANACOMP so long as such shares are regularly traded on a recognized security exchange or are listed for trade by NASDAQ in the Over-the-Counter Market.

                                  SECTION VIII

                         Warranties and Representations

      8.1 EMPLOYEE hereby warrants and represents as follows:

      (1) That the execution of this Agreement and the discharge of EMPLOYEE's obligations hereunder will not breach or conflict with any other contract, agreement or understanding between EMPLOYEE and any other party or parties.

      (2) That EMPLOYEE has ideas, information and know-how relating to the type of business conducted by ANACOMP and EMPLOYEE's disclosure of such ideas, information and know-how to ANACOMP will not conflict with or violate the rights of any third party or parties with respect thereto.

                                   SECTION IX

                                    Remedies

      9.1 The parties agree that the remedy for breach of this Agreement shall include actions in equity for injunctive relief as well as money damages. The remedies given to or reserved by each party hereunder shall be cumulative and not exclusive of any other remedy available under law.

                                   SECTION X

                                   No Waiver

      10.1 The failure of EMPLOYER to terminate this Agreement for the breach of any condition or covenant herein by the EMPLOYEE shall not affect EMPLOYER's right to terminate for subsequent breaches of the same or other conditions or covenants. The failure of either party to enforce at any time or for any period of time any of the provisions of this Agreement shall not be construed as a waiver of such provisions or of the right of the party thereafter to enforce each and every such provision.

                                   ARTICLE XI

                                    Benefit

      11.1 This Agreement shall bind, benefit, and be enforceable by ANACOMP, its successors and assigns, and by EMPLOYEE, EMPLOYEE's heirs, executors, administrators, and legal representatives.

                                   ARTICLE XII

                                  Severability

      12.1 Should any provision of this Agreement not be enforceable in any jurisdiction, the remainder of the Agreement shall not be affected thereby.

                                  ARTICLE XIII

                                    Survival

      13.1 The obligations contained in Sections II, VI, and VII shall survive the termination of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed as of the day, month and year stated on the cover page of this Agreement, which Agreement shall be effective only upon approval by ANACOMP, INC., as evidenced by the authorized signature of an officer of ANACOMP below.

APPROVED BY:

ANACOMP, INC.                                    EMPLOYEE:


By: /s/ Ralph W. Koehrer                         /s/ Frederick F. Geyer
    -------------------------------------        -------------------------------
    Ralph W. Koehrer                             Dr. Frederick F. Geyer
    President and Chief Executive Officer

                                   ADDENDUM I

                                       TO

                  EMPLOYMENT AGREEMENT DATED DECEMBER 15, 1997

                                    BETWEEN

                           ANACOMP, INC. ("ANACOMP")

                                      AND

                      DR. FREDERICK F. GEYER ("EMPLOYEE")

--------------------------------------------------------------------------------

Scope of Employment

      ANACOMP will employ the EMPLOYEE in the capacity of Executive Vice President of ANACOMP, effective upon the EMPLOYEE'S agreed upon date of hire. EMPLOYEE will be responsible for the day-to-day management of ANACOMP's "Product Clusters" as well as the management of the Manufacturing and Materials division. EMPLOYEE will report to the Chief Executive Officer.

Location

      EMPLOYEE will be based at ANACOMP's Poway, California facility and will be required to relocate there permanently as soon as possible.

Base Salary

      For all services rendered by EMPLOYEE under this Agreement, EMPLOYEE shall receive a Base Salary of $300,000 per year payable bi-weekly. Base Salary will be reviewed at the beginning of each fiscal year.

Incentive Compensation

Bonuses

      In addition to Base Salary, EMPLOYEE shall receive an annual bonus opportunity of $200,000, payable quarterly, as more particularly described in the EMPLOYEE's Compensation Plan attached hereto as Addendum II. This new annual bonus will take effect on January 5, 1998 or another agreed upon starting date. The annual bonus shall be established at the beginning of each fiscal year.

Mortgage Subsidy

      To help offset the cost-of-living differential between the Dallas, Texas area and the San Diego, California area, Anacomp will pay you a mortgage subsidy of $45,000 per year for three years paid on the regular bi-weekly paycheck with normal taxes withheld.

Stock Options

      ANACOMP will award the EMPLOYEE with non-qualified stock options to purchase 100,000 shares of ANACOMP Common Stock at fair market value. After they are awarded, these options will vest in one-third increments over three years from the date of grant. EMPLOYEE will also be awarded 35,000 shares of restricted stock which will vest as follows:

          5,000 on June 30, 1998
          5,000 on September 30, 1998
          5,000 on March 31, 1999
         10,000 on June 30, 1999
         10,000 on June 30, 2000

      In the event that your employment with ANACOMP is terminated at any time after March 31, 1999, the remaining restricted stock will vest immediately.

ANACOMP, INC.                           EMPLOYEE


By: /s/ Ralph W. Koehrer                /s/ Frederick F. Geyer
    -----------------------------       ----------------------------------------
    Ralph W. Koehrer                    Dr. Frederick F. Geyer
    President and Chief Executive
    Officer
anacomp                                                     MANAGEMENT 1A

                     ADDENDUM II

            -----------------                             ----------------------
PERIOD      1/5/98 TO 9/30/98                   NAME      Dr. Frederick F. Geyer
            -----------------                             ----------------------

You are assigned the following compensation related items:
      (Percentage Total Compensation)

                                           1QTR            2QTR           3QTR           4QTR             YEAR
                                                                                                       ------------
1.  Base Salary (60%)                                                                                  $    300,000
                                                                                                       ------------

                                          -------------------------------------------------------------------------
2.  Area Profit Bonus: (10%)                              $     12,500   $     12,500   $     12,500   $     37,500
                                          -------------------------------------------------------------------------
    Area Profit Goal                      $  3,919,000    $  4,332,000   $  6,384,000   $  7,821,000   $ 22,455,000
                                          -------------------------------------------------------------------------
    Area Profit Center (s)                                                                                     0001
                                                                                                       ------------

                                          -------------------------------------------------------------------------
3.  Area Revenue Bonus (16%)                              $     20,000   $     20,000   $     20,000   $     60,000
                                          -------------------------------------------------------------------------
    Area Revenue Goal                     $118,675,000    $121,008,000   $127,589,000   $129,628,000   $496,900,000
                                          -------------------------------------------------------------------------
    Area Revenue Center(s)                                                                                     0001
                                                                                                       ------------

                                          -------------------------------------------------------------------------
4.  Asset Management Bonus (6%)                           $      7,500   $      7,500   $      7,500   $     22,500
                                          -------------------------------------------------------------------------
    Asset Management Target - Inventory                                                                $  3,200,000
                                          -------------------------------------------------------------------------
    Asset Management Center(s)            See Attached Schedule for A/R Target Information                     0001
                                                                                                       ------------

                                          -------------------------------------------------------------------------
5.  Corporate EBITDA Bonus (8%)                           $     10,000   $     10,000   $     10,000   $     30,000
                                          -------------------------------------------------------------------------
    Corporate EBITDA Goal                 $ 19,918,000    $ 20,736,000   $ 23,911,000   $ 26,151,000   $ 90,716,000
                                          -------------------------------------------------------------------------

COMPENSATION COMPUTATIONS:

AREA PROFIT BONUS: Upon the quarterly closing of the corporate books, the quarter's actual performance as a percentage of the quarter's quota is calculated and computed for Anacomp Adjusted Net Income. Payment percentage is calculated per the attached Accelerator and Decelerator Schedule.

AREA REVENUE BONUS: Upon the quarterly closing of the corporate books, the quarter's actual performance as a percentage of the quarter's quota is calculated and computed for Anacomp Total Revenue. Payment percentage is calculated per the attached Accelerator and Decelerator Schedule.

MGT 1A                                                                    PAGE 2

ASSET MANAGEMENT BONUS: Paid quarterly on Anacomp's quarterly asset management targets. Asset Management Targets include $3,200,000 in inventory reductions as well as an Accounts Receivable DSO and Percentage Past Due calculation). Nothing paid for performance less than 90% of goal. For performance > =90% and < =l00% of goal, payment percentage is calculated as follows: Payment % = 50 + ((Performance % - 90) * 5)

                  Examples    Performance       Payment

                                < 90%              0%
                                  90%             50%
                                 100%            100%
                               > 100%            100%

               Maximum payment percentage is 100% of bonus amount

CORPORATE EBITDA BONUS: Paid quarterly based on Anacomp, Inc. EBITDA quarterly goals. Nothing paid for performance less than 90% of goal. Payment percentage is calculated as follows: Payment % =50 + ((Performance % - 90) * 5)

                  Examples    Performance       Payment

                                 < 90%              0%
                                   90%             50%
                                  100%            100%
                                  120%            200%

SCHEDULE OF ACCELERATORS AND DECELERATORS

                  % Goal           % Paid                 Scale
                ----------       ----------            -----------
                    150                185                 1.75
                    140                167                 1.75
                    130                150                 1.75
                    120                132                 1.75
                    110                115                 1.75
                ==================================================
                    106                108                  1.5
                    105                106                  1.5
                    104                105                  1.5
                ==================================================
                    103                103                   1
                    102                102                   1
                    101                101                   1
                    100                100                   1
                     99                 99                   1
                     98                 98                   1
                     97                 97                   1
                ==================================================
                     96                 95                 1.625
                     95                 94                 1.625
                     94                 92                 1.625
                ==================================================
                     90                 84                   2
                     80                 64                   2
                     70                 44                   2
                     60                 24                   2
                     50                  4                   2

MGT 1A                                                                    PAGE 3

ADMINISTRATIVE PROCEDURES:

1. Achievement numbers for compensation are taken from the Company financial statements prepared in accordance with Anacomp's policies.

2.    There will be no draws against the incentive base.

3. Any Incentive Base payments discussed herein are earned by and payable only to those managers employed by Anacomp, Inc. on the last day of the period when such payment would be due.

4. The corporation has the right, at any time, to adjust prospectively a manager's salary or goals, or to change any other term or condition of this plan. All elements of the CEO compensation plan, including salary, incentive base and goals, need the approval of the compensation committee of the Board of Directors.

5. Goals are assigned annually. All computations and resulting payments are based on approved quarterly goals. Each quarter stands alone for compensations purposes.

                                  ADDENDUM III

                                       TO

                  EMPLOYMENT AGREEMENT DATED DECEMBER 15, 1997

                                    BETWEEN

                           ANACOMP, INC. ("ANACOMP")

                                      AND

                      DR. FREDERICK F. GEYER ("EMPLOYEE")

In consideration of the employment or continued employment of EMPLOYEE by Anacomp, Inc. and its successors, assigns, subsidiaries, or duly authorized representatives (hereinafter collectively referred to as "Anacomp") and of the award of an option for the purchase of 100,000 shares of Anacomp, Inc. Common Stock, par value $.0l per share, at a price of $13.50 (price as set on the date of award), EMPLOYEE hereby agrees as follows:

1. Confidentiality and Trade Secrets. The EMPLOYEE recognizes and acknowledges that during the course of his/her employment, he/she will have access to and become acquainted with confidential, trade secret and proprietary information about Anacomp's businesses and customers (hereinafter collectively referred to as the "Protected Information"). The parties hereto recognize that the Protected Information available to EMPLOYEE may pertain both to customers and accounts handled by EMPLOYEE personally as well as accounts with which EMPLOYEE is not personally involved. The parties agree that all Protected Information constitutes a trade secret of Anacomp. Protected Information may include, but is not limited to, the names, addresses, and requirements of any customer or prospective customer of Anacomp; the terms (including price terms) of contractual relations with such customers; special requirements of such customers; the identities of individual contacts at such customers; and any other information relating to Anacomp's research, operations, business relationships, engineering data or results, specifications, concepts, methods, processes, rates or schedules, vendor information, products or services (including prices, costs, sales or content), financial information or measures, business methods, future business plans, data bases, computer programs, designs, models, operating procedures, and knowledge of the organization. The EMPLOYEE recognizes and acknowledges that all of the Protected Information is valuable, special and essential to the successful and effective conduct of Anacomp's business. Therefore, the EMPLOYEE shall not, during his/her employment with Anacomp or at any time thereafter, regardless of the reasons for leaving that employment, use, disclose or communicate, directly or indirectly, any Protected Information to any third party for any reason or purpose whatsoever, except as required in the course of his/her employment with Anacomp. Further, upon the termination of his/her employment with Anacomp, for any reason whatsoever, EMPLOYEE shall promptly return any and all copies of any written material, documents, computer hardware and software, tools and equipment belonging to Anacomp or relating to the business of Anacomp in his/her possession.

2. Non-Competition.

      2.1 Non-Competition While an EMPLOYEE or Consultant. While an employee of Anacomp, or as a consultant to Anacomp after his termination of employment, EMPLOYEE agrees not to compete in any manner, either directly or indirectly as an employee, consultant, investor or owner, whether for compensation or otherwise, with Anacomp, or to assist any other person or entity to compete with Anacomp. Further, while an employee of Anacomp, EMPLOYEE agrees not to engage in any other employment without the prior written permission of Anacomp.

3. Non-Solicitation.

      3.1 Non-Solicitation of Employees. During the term of his/her employment at Anacomp and for two (2) years following the termination for any reason of such employment, EMPLOYEE agrees, either on his/her own behalf or on behalf of any other person or entity, directly or indirectly, not to hire, solicit, or encourage to leave the employ of Anacomp any person who is then an employee of Anacomp. The foregoing restrictions shall apply to employees located in all geographical areas where EMPLOYEE performed services for Anacomp during the two-year period prior to his/her termination, including areas for which EMPLOYEE had supervisory authority.

      3.2 Non-Solicitation of Customers. Because of EMPLOYEE's access to Protected Information of Anacomp, EMPLOYEE agrees that, during the term of his/her employment at Anacomp and for two (2) years following the termination for any reason of such employment, he/she will not, directly or indirectly, in connection with the products and services offered by Anacomp and those products and services which are competitive with the products and services of Anacomp:
(a) solicit, attempt to obtain, or in any way transact business with any customers which were customers of Anacomp during his/her employment or at the time of his/her termination; (b) aid or assist any other party in the solicitation of any such customers; or (c) interfere with Anacomp's relationships with any of its customers by soliciting such customers or inducing them to discontinue their relationships with Anacomp. Products and services which are competitive with the products and services of Anacomp include but are not limited to: Micrographics Products (computer output to microfilm-COM-equipment and software, cameras and film, processors, duplicators, retrieval and display equipment and software, computer aided retrieval-CAR-systems, readers, reader printers, other micrographics equipment, micrographics equipment maintenance, micrographics consumable supplies and accessories, records management software); Output Services (computer output to microfilm-COM, source document microfilming, output of data to compact disk, laser printing, conversion of paper and film to electronic images, micrographic or electronic imaging system design, consulting and education, system implementation and integration); Electronic Image Management Products (hardware, software, magnetics products including tapes, tape drives and optical media supplies, maintenance of electronic imaging equipment); Electronic Image Management Services (conversion of computer generated data to optical or laser disk, COLD, electronic document imaging and workflow, conversion of paper documents to electronic images, system design consulting and education, system implementation and integration, conversion of microfilm to electronic images); and Archival Services (storage, management and retrieval of all forms of customer information and business records, including but not limited to paper, microfiche, magnetic media and digital storage media). The foregoing restrictions shall apply to all geographical areas where EMPLOYEE performed services for Anacomp during the two-year period prior to his/her termination, including areas for which EMPLOYEE had supervisory authority.

4. Remedies. EMPLOYEE acknowledges that compliance with Sections 1, 2 and 3 of this Agreement is necessary to protect the business and good will of Anacomp and that a breach of those sections will irreparably and continually damage Anacomp for which money damages may not be adequate. Therefore, EMPLOYEE agrees that, in the event he/she breaches or threatens to breach any of these Sections, Anacomp shall be entitled to both a preliminary or permanent injunction in order to prevent the continuation of such harm and money damages insofar as they can be determined. Nothing in this Agreement, however, shall be construed to prohibit Anacomp from also pursuing any other remedy, the parties having agreed that all remedies shall be cumulative.

5. Inventions. EMPLOYEE agrees that all inventions, improvements, discoveries, systems, techniques, ideas, processes, programs, and other things of value made or conceived in whole or in part by EMPLOYEE while an employee of Anacomp shall be and remain the sole and exclusive property of Anacomp, and he/she will disclose all such things of value to Anacomp and will cooperate with Anacomp to insure that the ownership by Anacomp of such things of value is protected. Nothing in this Section is meant to apply to an invention for which no equipment, supplies, facility or trade secret information of Anacomp was used, which was developed entirely on EMPLOYEE's own time, and which does not relate to Anacomp's business, research, development or from any work performed by EMPLOYEE for Anacomp.

6. Employment. This Agreement does not confer upon EMPLOYEE any rights to continue in the employ of Anacomp or affect in any way Anacomp's right to terminate his/her employment at any time.

7. Severability. If any provision or clause of this Agreement, or portion thereof, shall be held by any court or other tribunal of competent jurisdiction to be illegal, void or unenforceable in such jurisdiction, the remainder of such provisions shall not thereby be affected and shall be given full effect, without regard to the invalid portion. It is the intention of the parties that, if any court construes any provision or clause of this Agreement, or any portion thereof, to be illegal, void or unenforceable because of the duration of such provision or the area or matter covered thereby, such court shall reduce the duration, area or matter of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced.

8. Binding Effect. The rights and obligations of this Agreement shall inure to and be binding upon the parties and their respective heirs, successors and assigns.

9. Attorneys' Fees. In the event of any dispute, proceeding or litigation concerning any controversy, claim or dispute between the parties hereto, arising out of or relating to this Agreement or the interpretation or breach thereof, each party shall pay its own expenses, attorneys' fees, expert fees, and costs incurred therein or in the enforcement or collection of any judgment or award rendered therein.

10. No Waiver. Anacomp's failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent Anacomp thereafter from enforcing each and every provision of this Agreement.

11. Entire Agreement. This Agreement represents the entire agreement between EMPLOYEE and Anacomp, with respect to the subject matter hereof, superseding all previous oral and written communications, representations, understandings or agreements.

12. EMPLOYEE's Understanding. EMPLOYEE represents and warrants that he/she has read each and every term of this Agreement and understands the serious duties and obligations imposed upon EMPLOYEE thereby. EMPLOYEE further represents and warrants that he/she has had full and ample opportunity to question Anacomp about this Agreement and each of its terms and to consult an attorney regarding this Agreement and each of its terms. EMPLOYEE represents that he/she is free to enter this Agreement and to perform each of its terms and covenants. EMPLOYEE represents that he/she is not restricted or prohibited, contractually or otherwise, from entering into and performing this Agreement, and that his or her execution and performance of this Agreement is not a violation or breach of any other agreement between EMPLOYEE and any other person or entity.

DATED: December 17, 1987

ANACOMP, INC.


By: /s/ William C. Ater                   /s/ Frederick F. Geyer
    -----------------------------         --------------------------------
    William C. Ater                       EMPLOYEE (signature)

Its: Senior Vice President & CAO          Dr. Frederick F. Geyer
                                          --------------------------------
                                          EMPLOYEE (printed)

                                          Exec VP
                                          --------------------------------
                                          Current position

                                          Poway, CA
                                          --------------------------------
                                          Current location


                                          ###-##-####
                                          --------------------------------
                                          Social Security Number


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